UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 27, 2011
Date of Report (Date of earliest event reported)

CAI International, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-33388	94-3109229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer
Identification No.)

Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, CA 94105
(Address of principal executive offices, including ZIP Code)

Registrant’s telephone number, including area code: (415) 788-0100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                 Entry into a Material Definitive Agreement.

On June 27, 2011, CAI International, Inc. (the “Company”) entered into Amendment No. 3 to that certain Second Amended and Restated Revolving Credit Agreement (the “Third Amendment”) with Container Applications Limited, the Guarantors listed on the signature page thereto, Bank of America, N.A., the other lending institutions party thereto, and Union Bank of California, N.A., to amend certain provisions of the Second Amended Credit Agreement, dated September 25, 2007 (as amended by Amendment No. 1 dated February 26, 2008 and Amendment No. 2 dated August 20, 2010 and supplemented by that certain Notice Regarding Increase of Facility Amount dated May 27, 2008, the “Credit Agreement”).

The Company entered into the Third Amendment to provide for greater flexibility in regards to its capital structure.  Among other things, the Third Amendment amends the Credit Agreement by:

•      Adding the ability of the Company to form subsidiary entities that will be structured in a manner which will allow the Company the ability to access the public debt markets through the use of asset-backed securities which are collateralized by the Company’s assets;

•      Revising the financial covenants in the Credit Agreement, including, but not limited to: (i) increasing the Maximum Consolidated Funded Debt to Consolidated Tangible Net Worth in Section 10.1 of the Credit Agreement from 3.00:1.00 to 3.50:1.00, and (ii) increasing the Minimum Fixed Charge Coverage Ratio in Section 10.2 of the Credit Agreement from 1.10:1.00 to 1.25:1.00; and

•      Reducing the “Borrowing Base” from 85% of Net Book Value of Eligible Containers, 85% of Net Book Value of Eligible Chassis and 90% of Net Present Value of Direct Finance Lease Receivables to 82.5% of Net Book Value of Eligible Containers, 82.5% of Net Book Value of Eligible Chassis and 85% of Net Present Value of Direct Finance Lease Receivables.

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Third Amendment, which is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1
Amendment No. 3 to that certain Second Amended and Restated Revolving Credit Agreement, dated as of June 27, 2011, by and among CAI International, Inc., Container Applications Limited, the guarantors listed on the signature pages thereto, various lenders, Bank of America, N.A. as administrative agent for itself and the other lenders, and Union Bank of California, N.A. as documentation agent for itself and the other lenders.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2011	CAI INTERNATIONAL, INC.

/s/ Timothy B. Page
Timothy B. Page
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1
Amendment No. 3 to that certain Second Amended and Restated Revolving Credit Agreement, dated as of June 27, 2011, by and among CAI International, Inc., Container Applications Limited, the guarantors listed on the signature pages thereto, various lenders, Bank of America, N.A. as administrative agent for itself and the other lenders, and Union Bank of California, N.A. as documentation agent for itself and the other lenders.